Exhibit (e)(2)

TIAA-CREF LIFE INSURANCE COMPANY [New Business Administration Office: P.O. Box 1258 Charlotte, NC 28201-1258] [Home Office: 730 Third Avenue, New York, NY 10017- 3206] Page 10 of 20

LIFE INSURANCE Enrollment Form – Part I	Please Print in Black or Blue Ink

Section A: Proposed Insured

1.	Full Legal Name
		First	Middle	Last	Suffix

2.	Date of Birth	3. Social Security No	4. Gender ☐M ☐F

5.	Residence Address	Apt. No.

City	State	Zip Code

6.	Mailing Address ☐Same as Residential	Apt. No.

City	State	Zip Code

7.	Primary Telephone #

8.	Are you a US citizen or a permanent US resident that holds a permanent visa? ☐Yes ☐No

If No, please provide details.

Residency Card or Visa No.	Expiration Date	Years in U.S.

9.	Birthplace: State/Country

10.	Do you have a Driver’s License? ☐ Yes ☐ No If Yes,

Driver’s License No.	State of Issue

If No, please provide details.

11.	Are you employed? ? ☐ Yes ☐ No If No, please provide details.

If YES, what is your occupation?

12.	Employer’s Name

13.	Annual Income: Earned	Unearned	14. Net Worth

Section B: Certificate Information

COVERAGE DETAILS – Refer to your illustration for benefits selected.

1.	SELECT CERTIFICATE TYPE (Check one) ☒M Intelligent UL	☐M Intelligent VUL

2.	TOTAL FACE AMOUNT $	= Base Face Amount $	+ Supplemental Face Amount

3.	PREMIUM AMOUNT Planned Annual Premium (if single payment, enter “0”) $

4.	Death Benefit Option
	☐ Option A – Face Amount/Total FA	☐Option B – Face Amount/Total FA plus Certificate Value	☐Option C – Face Amount/Total FA plus premiums paid

5.	Definition of Life Insurance Test	☐Guideline Premium Test (GPT)	☐Cash Value Accumulation Test (CVAT)
This election cannot be changed after issue.

6.	Riders and Benefits – Check if you wish to elect the following:
☐Long-Term Accumulation Rider (LTA) (Available for M Intelligent VUL.)
☐Enhanced Cash Value Rider (ECV) (Available for M Intelligent UL or M Intelligent VUL with LTA Rider.)
☐Waiver of Monthly Charges Rider (Available for M Intelligent UL, M Intelligent VUL.)
☐Overloan Protection Endorsement (Not available if the Cash Value Accumulation Test is elected.)

Section C: Premium Information

1.

PAYMENT METHOD (Check all that apply - Payment accepted once Enrollment Form is approved.)

☐Direct Bill                    ☐Lump Sum                        ☐1035 Exchange (Complete the 1035 Exchange Form.)

☐EFT (Not available for initial premium on M Intelligent VUL.)

To authorize payment by EFT, you must complete EFT Authorization Form

2.	PAYMENT FREQUENCY ☐Annually ☐Semiannually ☐Quarterly ☐Monthly

3.	Will any of the premiums required to pay for this certificate be obtained through a premium financing or loan agreement? ☐Yes ☐No If Yes, please provide details.

Section D: Third Party Notification — Protection Against Unintended Lapse In Coverage

Although the election of this option only authorizes TIAA-CREF Life Insurance Company to send an additional notice to a designated third party advising that the certificate is in danger of lapse, it does not mean that the third party is responsible for preventing such a lapse. In addition, certain circumstances and provisions in the certificate may govern procedure, thereby preventing the certificate from any kind of lapse.

1.	I elect to have an additional notice regarding any lapse in premium payment sent to a third party of my choosing. ☐ Yes ☐ No If Yes, please provide Name and Mailing Address below.

2.	Full Legal Name First Middle Last Suffix

3.	Primary Telephone No.	4. Alternate Telephone No.

5.	Email Address

Section E: Owner Information

1.	Owner ☐Same as Proposed Insured Go to Section F ☐ Trust ☐Other Person ☐Multiple Owners

2.	Full Name of Primary Owner

3.	Date of Birth/Date of Trust	4. Social Security No./Tax ID No.

If the Owner is a Trust, complete the Trustee Declaration of Authority Form and skip to Section F.

5.	Relationship to Proposed Insured	6. Gender ☐M ☐F

7.	Residence Address	Apt. No.

City State Zip Code Country

8.	Mailing Address ☐Same as Residential	Apt. No.

City State Zip Code Country

9.	Are you a US citizen or a permanent US resident that holds a permanent visa? ☐Yes ☐No

If No, please provide details.
Residency Card or Visa No. Expiration Date Years in U.S.

10.	Primary Telephone #

If Multiple Owners, complete Multiple Owners Form.

Section F: Beneficiary Information

It is important that your beneficiary designation be clear so that there will be no question as to your intent as to what each beneficiary will receive. It is also important that you name a primary and contingent beneficiary. If more than one primary or contingent beneficiary is named without a percentage indicated, the proceeds will be divided equally. If percentages are indicated, total of percentages must equal 100%.

If a primary or contingent beneficiary predeceases you, the amount he or she would have received will be paid in equal amounts to the surviving primary or contingent beneficiary(ies). By checking the Lineal Descendant Per Stirpes (LDPS) box next to a beneficiary, this provides that should the beneficiary predecease you, the share percentage allotted to the deceased beneficiary will pass in equal shares to the first generation of the deceased beneficiary’s living lineal descendants, which may be his or her children or grandchildren.

Full Legal Name, Address, including country if outside United States, and Telephone Number of Beneficiary Or Trust and Trustee(s)	Relationship to Proposed Insured		Percentage (Whole #s Only)[1]	Date of Birth or Date of Trust (mm/dd/yyyy)	SSN or Tax ID No.	Primary(P) or Contingent (C)	LDPS[2]
						☐ P ☐ C	☐ Yes ☐ No
						☐ P ☐ C	☐ Yes ☐ No
Total = 100%
[1] Both Primary and Contingent (if applicable). [2] Lineal Descendants Per Stirpes - Indicate Yes or No.

Note: Unless you state otherwise in the table above, the term Descendants includes individuals legally adopted or born after the signature date of this Enrollment Form and who are members of the class on the date of your death. Please consult your estate planning attorney prior to making any LDPS designation. TIAA-CREF Life Insurance Company does not, and cannot, provide you with legal advice.

Section G: Charitable Giving Benefit

The designated beneficiary of this benefit may be any institution accredited as a charity with the IRS under Section 501(c)(3).

The Charitable Benefit Provision pays, upon the death of the insured, a supplemental death benefit, over and above the base certificate death benefit, equal to one percent (1%) of the base certificate’s base face amount with a cap of $100,000. Supplemental Face Amount values are not included in the 1% benefit.

1. Name of Qualified Charity 2. 501(c)(3) Tax ID No.

3. Address
City State Zip Code
Section H: Existing and Replacement Coverage

1. In the last 24 months, have you applied for any other life insurance?						☐ Yes ☐ No

If the answer to question No. 2 or No. 3 is Yes, provide full details in the chart below.

2.    Will this insurance replace existing policies or are you considering using funds from existing policies to pay premiums due on the new certificate? If Yes, complete state appropriate replacement forms.

☐ Yes ☐ No

3. Provide information for each policy in force on the Proposed Insured with all companies. If None check this box.						☐
Remarks – Existing and Replacement Coverage (If additional space is needed, attach a separate page, signed and dated, to the Enrollment Form.)
	Insurance			Issue Date	Intend to	1035	Face
Company Name	Personal	Business	Policy #	Year	Replace?	Exchange?	Amount
Including Riders
	☐	☐			☐ Yes ☐ No	☐ Yes ☐ No
	☐	☐			☐ Yes ☐ No	☐ Yes ☐ No
	☐	☐			☐ Yes ☐ No	☐ Yes ☐ No

Section I: Viatical Settlements

The following questions must be answered by the Owner(s). (If the answer to any question is Yes, provide full details in the Remarks section below.)

1.	Do you, the Owner(s), intend to use or transfer the certificate for any type of pre-death financial settlement, such as viatical settlement, senior settlement, life settlement, or for any other secondary market?			☐Yes ☐No

2.	Have you, the Owner(s), in the past 5 years sold a policy to a life settlement, viatical or other secondary market?			☐Yes ☐No
Remarks - Viatical Settlements

Insurance Company and Name of Owner(s) if other than insured	Policy #	Face Amount Including Riders	Product	Date of Sale (mm/dd/yyyy)

(If additional space is needed, attach a separate page, signed and dated, to the Enrollment Form.)

Note: All information provided in this Enrollment Form must be accurate as of the date of Enrollment Form for insurance. Missing or incorrect information, particularly as it relates to the completion of Sections H and I, can result in processing delays and/or rescission of the certificate.

Section J: Background Information

The following questions must be answered by the Proposed Insured.

1.	In the next 2 years, do you intend to travel or reside outside of the U.S. or Canada?			☐ Yes ☐ No

2.	In the last 2 years, have you flown other than as a fare paying passenger on a scheduled airline, or do you intend to do so within the next 2 years?			☐ Yes ☐ No

3.	In the last 2 years have you participated in rock or mountain climbing, racing of any motor powered land vehicle or watercraft, scuba diving, mixed martial arts, or aeronautics (including hang gliding, sky diving, base jumping, parachuting, ultralight, soaring, and ballooning) or do you intend to do so within the next 2 years?			☐ Yes ☐ No

4.	Are you now a member, or have you entered into a written agreement to become a member, of the U.S. Armed Forces, National Guard, or Reserves?			☐ Yes ☐ No

5.	Have you had any bankruptcies in the past 7 years, or do you have any suits, judgments, or liens currently pending against you at this time?			☐ Yes ☐ No

6.	Have you ever pleaded guilty to or been convicted of a felony, are you currently on probation, or do you currently have any criminal charges against you?			☐ Yes ☐ No

7.	In the last 5 years, have you used marijuana in any form?			☐ Yes ☐ No

8.	Have you ever used any illicit drugs, or used habit forming prescription drugs, except as prescribed by a licensed member of the medical profession?			☐ Yes ☐ No

9.	Have you ever had or been advised by a licensed member of the medical profession to have medical treatment, counseling, or participation in a support group for the use of alcohol or drugs, or been advised to limit or discontinue use?			☐ Yes ☐ No

10.	In the last 5 years, have you pleaded guilty to or been convicted of reckless driving or driving under the influence of alcohol or drugs, had a driver license suspended or revoked, or had more than one moving violation?			☐ Yes ☐ No

11.	Have you ever been declined, postponed, or charged an additional premium for life, health, long-term care, or disability insurance?			☐ Yes ☐ No

12.	In the last 5 years, have you received any disability, chronic illness, long-term care, or accident related medical benefits?			☐ Yes ☐ No
Section K: Medical Information

The following questions must be answered by the Proposed Insured.

1.	What is your height and weight? Feet Inches lbs.

2.	Has your weight changed more than 12 pounds in the last 12 months?			☐ Yes ☐ No

3.	In the last 5 years, have you used tobacco, e-cigarettes, or any product containing nicotine?			☐ Yes ☐ No

4.	In the last 10 years have you been diagnosed, treated, or been given medical advice or received follow up by a licensed member of the medical profession for any of the following conditions:

	(a) High Blood Pressure?			☐ Yes ☐ No

	(b) High Cholesterol?			☐ Yes ☐ No

	(c) Coronary Artery Disease, Stroke, Mini-Stroke, or TIA?			☐ Yes ☐ No

Section K: Medical Information (continued)

	(d)	Chest pain, angina, valve disorder, peripheral vascular disease, atrial fibrillation, aneurysm, or any other disease, disorder, or defect of the heart, arteries, or veins?	☐ Yes ☐ No

	(e)	Cancer of any type, excluding basal cell or squamous cell carcinoma of the skin?	☐ Yes ☐ No

	(f)	Any disorder or disease of the thyroid, blood, lymph, or glands?	☐ Yes ☐ No

	(g)	Any disorder of disease of the digestive system, including ulcerative colitis, Crohn’s disease, gastrointestinal bleeding, Barrett’s esophagus, acid reflux, pancreatitis, or any other inflammatory intestinal or bowel disorder?

	(h)	Hepatitis, cirrhosis, fatty liver, or any other disorder or disease of the liver?

	(i)	Diabetes, high blood sugar, or glucose intolerance?

	(j)	Any disorder or disease of the kidneys or bladder, or findings of sugar, protein, or blood in your urine?	☐ Yes ☐ No

	(k)	Asthma, sleep apnea, COPD, emphysema, or any other disorder or disease of the respiratory system?	☐ Yes ☐ No

	(l)	Seizures, multiple sclerosis, Parkinson’s disease, cognitive impairment, or any other disorder or disease of the brain or nervous system?	☐ Yes ☐ No

	(m)	Rheumatoid arthritis or any other disease or disorder of the joints, muscles, nerves, or bones?	☐ Yes ☐ No

	(n)	Lupus, scleroderma, or any other connective tissue disease or disorder?	☐ Yes ☐ No

	(o)	Other than as previously disclosed, any immune or auto-immune disorder or disease, excluding those related to AIDS (Acquired Immunodeficiency Syndrome) or HIV (Human Immunodeficiency Virus)?	☐ Yes ☐ No

	(p)	Depression or bi-polar disorder?	☐ Yes ☐ No

	(q)	Other than as previously disclosed, any psychiatric, emotional, or mental health disorder or disease?	☐ Yes ☐ No

5.	Other than any you previously mentioned, in the last 5 years have you had any other services provided by a licensed member of the medical profession such as: check-up or consultation; diagnosis of an illness or impairment; surgery, biopsy, or confinement in a medical facility other than normal childbirth, routine physical exams with normal results, or routine treatment for cold, flu, allergies, or minor injuries?		☐ Yes ☐ No

6.	In the last 5 years, have you been advised by a licensed member of the medical profession to have any consultation, surgery, treatment, biopsy, confinement to a medical facility, or diagnostic test, except those related to the Human Immunodeficiency Virus (AIDS virus), that has not yet been completed?		☐ Yes ☐ No

7.	Have you ever been diagnosed by a licensed member of the medical profession or tested positive for Human Immunodeficiency Virus (HIV) or Acquired Immune Deficiency Syndrome (AIDS)?		☐ Yes ☐ No

8.	Have either of your parents or any of your siblings died prior to age 60 due to cancer, heart disease, stroke, diabetes, or mental illness?		☐ Yes ☐ No

9.	IF FEMALE - To the best of your knowledge, are you currently pregnant?		☐ Yes ☐ No

10.	Are you presently taking any medication(s), including over-the-counter medications or supplements?		☐ Yes ☐ No
Section L: FOR OFFICIAL USE ONLY – AGENT CERTIFICATION

1.	I hereby certify that I have reviewed with the Owner, Co-Owner(s) and Proposed Insured: (1) the answers to the replacement questions, and (2) all of the information in the Enrollment Form.

2.	I further certify that to the best of my knowledge and belief, the Owner or Co-Owner(s)

	☐DOES	☐DOES NOT	Have existing life insurance policies or annuity contracts on the life of a Proposed Insured including those under a binding or conditional receipt or those within an unconditional refund period.

	☐DOES	☐DOES NOT

Intend to replace coverage under an existing life insurance policy or annuity contract for this certificate or lapse, forfeit, surrender, partially surrender, assign, reduce value or use any existing life insurance policy or annuity contract as a source of premium for the coverage for which application is being made.

FOR REPLACEMENT TRANSACTIONS ONLY (Provide the applicable state forms.)

3.	Who recommended the replacement? ☐AGENT ☐OWNER ☐CO-OWNER

4.	Provide the reason for replacement.

Section M: Additional Information/Special Requests

Section N: Signature Section
Declarations

1.	No agent/registered representative or medical examiner has the authority to make or modify the Company’s guidelines, to decide whether anyone proposed for insurance is an acceptable risk or to waive any of the Company’s rights or requirements.

2.	In connection herewith, it is expressly acknowledged that the insurance, as applied for, is suitable for the insurance needs and financial objectives of the undersigned.
Customer Identification Notice

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who makes an Enrollment Form. This means we will ask you for your name, address, date of birth and other information that will allow us to identify you. We may ask to see your driver’s license or other identifying documents.

I, the Proposed Owner, acknowledge receipt of the Customer Identification Notice. I understand that the identity information being provided by me is required by Federal law to be collected in order to verify my identity and I authorize its use for this purpose.

Agreements

By signing below, each person applying for coverage represents and agrees to the following:

I have read the Enrollment Form. The statements and answers made in this Enrollment Form are true and complete to the best of my knowledge and belief and are made to obtain the insurance applied for. These answers and any additional supplements will be attached to and made a part of the issued certificate. No information will be considered to have been given to TIAA-CREF Life Insurance Company (the Company) unless it is stated in the Enrollment Form. I will notify the Company of any changes to the statements or answers given in the Enrollment Form between the time of the Enrollment Form and delivery of the certificate. I understand that the insurance I applied for will take effect only if the Company accepts this Enrollment For and issues a certificate and if, on the date of issue: (1) the first premium has been paid, (2) the Proposed Insured is alive, and (3) all conditions used to determine the Proposed Insured’s insurability remain as stated in the Enrollment Form. No one except the Company’s officers may make, change or discharge any insurance contract, or bind the Company by making any promises about any policy benefits applied for. I acknowledge receipt of the written notice of my rights under the federal Fair Credit Reporting Act and the MIB, Inc.

Authorization To Obtain And Disclose Information

I, the Proposed Insured, hereby authorize any licensed physician, medical practitioner, hospital, clinic, or other health care provider, pharmacy, pharmacy benefit manager, insurance company or reinsurer, financial institution, government agency, the MIB, Inc., consumer reporting agency, employer or other organization, institution or person to disclose to the insurance administrators, underwriting personnel, claims personnel, investigators, legal counsel, and reinsurers of the Company, the following information pertaining to me: (1) employment information; (2) other insurance coverage, claims and records; (3) prescribed drugs; (4) past and present physical, mental, drug and/or alcohol conditions; (5) motor vehicle records; (6) avocations; (7) general reputation; and (8) other personal characteristics. I understand and agree that the Company may collect this information for the purpose of determining eligibility for insurance and investigating claims for benefits and that the Company may disclose all or some of my information to its reinsurers, its agents, and the business process organizations (BPO) which administer various underwriting, new business, policyholder service and claims adjudication functions on its behalf. I authorize the Company or its reinsurers to make a brief report of my personal health information to MIB, Inc. This authorization is valid for 24 months. A photographic copy of this authorization is as valid as the original, and I am entitled to receive a copy of this authorization upon request. I may revoke this authorization at any time by sending a written request for revocation to the Company in writing, subject to state law and the rights of anyone who has relied on this authorization. However, that revocation may cause the Company to reject my Enrollment Form.

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Signed in		On
City	State		Date

X
Signature of Proposed Insured			Date

X
Signature of Applicant/Owner, Trustee (if other than Proposed Insured)			Date

X
Signature of Co-Owner(s) (if applicable and other than Proposed Insured)			Date
AGENT’S SIGNATURE

X
Signature of Agent			Date